EXHIBIT 10.4
AMENDMENT TO TERMINATION AGREEMENT
     This Amendment to Termination Agreement (the “Amendment”) dated as of May 7, 2009 (the “Effective Date”) is an amendment to the Termination Agreement dated as of June 7, 2007 (the “Termination Agreement”), which in turn was a termination of the Development, Commercialization and Marketing Agreement (the “Agreement”) dated as of December 23, 2002 by and between Altus Pharmaceuticals Inc. (the successor in interest to Altus Biologics Inc.), a Delaware corporation, with its principal office at 610 Lincoln Street, Waltham, MA 02451 USA (“ALTUS”) and Dr. Falk Pharma GmbH, a German corporation, with its principal office at Leinenweberstrasse 5, 79041 Freiberg Germany (“FALK”).
BACKGROUND
     The Parties have agreed to alter the payments due from ALTUS to FALK under Section 1.2 of the Termination Agreement. This Amendment sets forth the terms and conditions applicable to such alteration. All capitalized terms not expressly defined in this Amendment shall have the meaning assigned to them in the Termination Agreement and Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
     1. Payments. The parties acknowledge that the payments provided for in Sections 1.2.1 and 1.2.2 have been made. ALTUS agrees to make an additional payment to FALK in the amount of One Million Eight Hundred Thousand Euros (€1,800,000) within ten 10 days of the execution of this Amendment by both parties. ALTUS’ obligation to make the payments provided for in Sections 1.2.3 and 1.2.4 of the Termination Agreement is hereby canceled.
     2. Due Authority. Each Party represents and warrants that it possesses the requisite corporate right, power and authority to execute and deliver this Amendment.
     3. Termination Agreement. Except as amended hereby, the provisions of the Termination Agreement remain in full force and effect.
[Signatures on next page]

     IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date set forth above.

ALTUS PHARMACEUTICALS, INC.

By:	/s/ Thomas J. Phair, Jr

	Name:	Thomas J. Phair, Jr.
	Title:	Vice President, Finance and Treasurer

Date: May 7, 2009

DR. FALK PHARMA GMBH

By:	/s/ Ursula Falk

	Name:	Ursula Falk
	Title:	Managing Director

Date: May 7 ,2009